Registration No. 333-
                                          Filed June 25, 1999


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549



                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933




                        Homestead Bancorp, Inc.

  (Exact Name of Registrant as Specified in its Articles ofIncorporation)

               Louisiana                           72-1416514
    (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                        195 North Sixth Street
                     Ponchatoula, Louisiana  70454
               (Address of Principal Executive Offices)

           Homestead Bancorp, Inc. 1999 Stock Option Plan
           Homestead Bancorp, Inc. 1996 Stock Incentive Plan
                       (Full Title of the Plan)


                                         Copies to:
Lawrence C. Caldwell, Jr.                Gerald F. Heupel, Jr., Esq.
President and Chief Executive Officer    Elias, Matz, Tiernan & Herrick L.L.P.
Homestead Bancorp, Inc.                  734 15th Street, N.W.
195 North Sixth Street                   Washington, D.C.  20005
Ponchatoula, Louisiana  70454            (202) 347-0300
(Name and Address of Agent For Service)

(504) 386-3379
(Telephone Number, Including Area Code, of
 Agent for Service)

                 Calculation of Registration Fee
-----------------------------------------------------------------------------------------------------------------------

     Title of
    Securities                  Amount              Proposed Maximum          Proposed Maximum            Amount of
      to be                     to be                Offering Price              Aggregate            Registration Fee
   Registered                 Registered (1)           Per Share              Offering Price
-----------------------------------------------------------------------------------------------------------------------

Common Stock, par
 value $.01 per share           83,955                $ 8.00 (3)              $  671,640.00              $  186.72

Common Stock, par
 value $.01 per share           27,999                $ 7.25 (4)              $  202,992.75              $   56.43

Common Stock, par
 value $.01 per share           20,652                $ 4.26 (3)              $   87,977.52              $   24.46

Common Stock, par
 value $.01 per share            4,351                $ 7.25 (4)              $   31,544.75              $    8.77
                               -----------            ----------              --------------             ----------
                               136,957 (2)                                    $  994,155.02              $  276.38
                               ===========                                    ==============             ==========
-----------------------------------------------------------------------------------------------------------------------



(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Homestead Bancorp, Inc. ("Company" or "Registrant") 1999 Stock Option Plan (the "1999 Plan") and the 1996 Stock Incentive Plan (the "1996 Plan") (the 1999 Plan and the 1996 Plan, together, the "Plans") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of the Company.

(2) Represents the aggregate number of shares currently reserved for issuance pursuant to the Plans.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 83,955 shares and 20,652 shares of Common Stock which are outstanding under the 1999 Plan and 1996 Plan, respectively, as of the date hereof.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 27,999 shares and 4,351 shares for which stock options have not been granted under the 1999 Plan and 1996 Plan, respectively, is equal to the closing sales price of the Common Stock of the Company on June 21, 1999 on the Nasdaq Stock Market.
                    __________________________

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Sect. 230.462.

                             PART I

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*



*   Information required by Part I to be contained in the Section
    10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I on Form S-8.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

       (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 filed with the Commission on April 2, 1999;

       (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause
            (a) above;

       (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on June 23, 1998 (File No. 000-24513); and

       (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

    Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item. 5.    Interests of Named Experts and Counsel.

    Not applicable.

Item 6.     Indemnification of Directors and Officers.

    In accordance with the Business Corporation Law of the State of Louisiana, Article 8 of the Company's Articles of Incorporation provides as follows:

    Article 8.     Indemnification, etc. of Officers, Directors,
                   Employees and Agents.

    A. Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.

    B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

    C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    E. Insurance. The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

    F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 8.

    G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

    H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 7.  Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.     Exhibits.

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit                                             Page

    4       Common Stock Certificate                             *

    5       Opinion of Elias, Matz, Tiernan & Herrick           E-1
              L.L.P. as to the legality of the Common Stock

    23.1    Consent of Elias, Matz, Tiernan & Herrick           --
            L.L.P. (contained in the opinion included
             as Exhibit 5)

    23.2    Consent of Hannis T. Bourgeois, L.L.P.              E-3

    24      Power of attorney for any subsequent                --
             amendments is located in the signature pages

    99.1    Homestead Bancorp, Inc. 1999 Stock Option Plan      **

    99.2    Homestead Bancorp, Inc. 1996 Stock Incentive Plan    *
            (previously adopted by Ponchatoula Homestead
            Savings, F.A.)

    99.3    Amendment No. 1 to 1996 Stock Incentive Plan        E-4



*   Incorporated by reference from the Company's Registration
Statement on Form SB-2 (Commission File No. 333-49277) filed with the Commission on April 2, 1998, as amended.

** Incorporated by reference from the Company's Proxy Statement on Schedule 14A filed with the Commission on March 19, 1999.


Item 9.     Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponchatoula, State of Louisiana, on this 23rd day of June 1999.

                           HOMESTEAD BANCORP, INC.

                           By:  /s/ Lawrence C. Caldwell, Jr.
                                    Lawrence C. Caldwell, Jr.
                                    President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Lawrence C. Caldwell, Jr. his or her true lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


          Name                           Title                     Date
-----------------------------      -----------------------      -------------

/s/ Lawrence C. Caldwell, Jr.      Director, President and      June 23, 1999
Lawrence C. Caldwell, Jr.          Chief Executive Officer

/s/ Milton J. Schanzbach           Chairman of the Board        June 23, 1999
Milton J. Schanzbach

/s/ Barbara B. Theriot             Director, Secretary and      June 23, 1999
Barbara B. Theriot                 Treasurer (principal
                                   financial and accounting
                                   officer)

      Name                               Title                      Date
-----------------------------      -----------------------      -------------


/s/ John C. Bohning                Director                     June 23, 1999
John C. Bohning


/s/ Robert H. Gabriel
Robert H. Gabriel                  Director                     June 23, 1999


/s/ Dennis E. James
Dennis E. James                    Director                     June 23, 1999


/s/ Allen B. Pierson, Jr.          Director                     June 23, 1999
Allen B. Pierson, Jr.